UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2016

Ciner Resources LP
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36062	46-2613366
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

Five Concourse Parkway
Suite 2500
Atlanta, Georgia	30328
(Address of principal executive office)	(Zip Code)

(770) 375-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of July 22, 2016, Doğan Pençe tendered notice of his resignation as a member of the board of directors (the “Board”) of Ciner Resource Partners LLC (the “General Partner”), the general partner of Ciner Resources LP (the “Partnership”), effective immediately. Mr. Pençe expressed no disagreement with the Partnership’s management or on any matter relating to the Partnership’s operations, policies or practices.

On and effective as of July 22, 2016, Oğuz Erkan was appointed as a director to the Board. Mr. Erkan will serve as a director of the Board until the earlier of his removal in accordance with the provisions of the Amended and Restated LLC Agreement of the General Partner, as amended (“the GP LLC Agreement”), death or resignation.

Mr. Erkan is not an independent director and, as a result, will not participate in the General Partner’s compensation program for non-employee directors, described on page 94 of the Partnership’s annual report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 11, 2016. Mr. Erkan, however, will be indemnified by the General Partner pursuant to the GP LLC Agreement and by the Partnership pursuant to the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, for actions associated with being a director to the fullest extent permitted under Delaware law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINER RESOURCES LP

By:	Ciner Resource Partners LLC,
its General Partner

By:	/s/ Nicole C. Daniel
Nicole C. Daniel
Vice President, General Counsel and Secretary

Date: July 22, 2016